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                                                                   EXHIBIT 10.18

                             INTERCREDITOR AGREEMENT

      THIS INTERCREDITOR AGREEMENT ("Agreement") is entered into as of September 11, 2002, by and between BANK OF THE WEST and CoBANK, ACB.

                                    Recitals

A. Bank of the West has made available to Diamond Walnut Growers, Inc., an incorporated non-profit agricultural marketing association ("Borrower"), on an unsecured basis, a short-term revolving line of credit providing for advances and the creation and discount of acceptances for Borrower's account not to exceed at any time an aggregate principal amount of $25,000,000 (the "Bank of the West Indebtedness").

B. CoBank, ACB has made available to Borrower, all on an unsecured basis (except for certain stock collateral described in Paragraph 1 below), (a) a term loan in the original principal amount of $10,000,000 evidenced by a promissory note dated March 13, 1991, and (b) short-term revolving seasonal line of credit providing for loans or advances not to exceed at any time an aggregate principal amount of $50,000,000 (collectively the "CoBank, ACB Indebtedness"). (The Bank of the West Indebtedness and the CoBank, ACB Indebtedness, and any other indebtedness of Borrower to the parties hereto for new short-term or long-term and/or to refinance any outstanding long-term debt are sometimes hereinafter collectively referred to as the "Bank Indebtedness").

C. Bank of the West and CoBank, ACB (each individually, a "Bank" and collectively, the "Banks") desire to enter into certain agreements with respect to the Bank Indebtedness.

D. As used herein, the term "short-term" shall mean borrowings which mature in one year or less and the term "long-term" shall mean borrowings which mature after one year.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, Bank of the West and CoBank, ACB hereby agree as follows:

1. Agreements With Respect to Taking Collateral. Each Bank hereby agrees not to take any collateral of any kind as security for any short-term Bank Indebtedness owing to such Bank, whether now existing or hereafter arising. In addition, each Bank hereby agrees not to take any personal property collateral of any kind, excluding equipment and fixtures, as security for any long-term Bank Indebtedness owing to such Bank, whether now existing or hereafter arising. Each Bank hereby further agrees that either Bank may obtain a lien on any real property, fixtures and equipment as security for any long-term Bank Indebtedness owing to such Bank. Notwithstanding the foregoing, CoBank, ACB shall have and shall maintain an exclusive security interest in CoBank's equities and patronage dividends owned by Borrower as security for any indebtedness of Borrower to CoBank, ACB.

2. Notice of Default. Each Bank hereby agrees to notify promptly the other Bank of any default by Borrower under the Bank of the West Indebtedness or the CoBank, ACB

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Indebtedness, respectively, which default is not waived or cured within any cure period applicable thereto.

3. Assignment of Bank Indebtedness. Each Bank hereby agrees not to sell, assign or transfer any interest of such Bank in any portion of the Bank Indebtedness unless such Bank provides at least sixty (60) days' prior to written notice to each of the other Banks of such sale, assignment or transfer, and the purchaser, assignee or transferee agrees in writing to be bound by this Agreement to the full extent of the Bank making such sale, assignment or transfer. This Agreement shall be binding upon and insure to the benefit of the successors and assigns of the parties hereto.

4. Credit Information. Each Bank agrees to supply to the other Bank, upon request, copies of documents evidencing the Bank Indebtedness owing to such Bank.

5. Termination. Either Bank may terminate this Agreement by providing at least sixty (60) days' prior written notice to the other Bank.

6. Notices. Any notice given, or required to be given, by either Bank under this Agreement shall be deemed to be validly given if in writing and delivered personally or sent by registered or certified United States mail, postage prepaid, addressed to the other Bank at the following address:

Bank of the West:

Bank of the West
Sacramento CBC/ABC
601 J Street, Suite 203
Sacramento, Ca 95814

CoBank, ACB:

CoBank, ACB
P.O. Box 13010-A
Sacramento, Ca 95813

or to such other address as either Bank shall designate by giving written notice to the other Bank in accordance with the terms of this provision.

7. Cost of Attorney's Fees. Each Bank agrees to bear its own costs incurred in connection with this Agreement; provided, however, if either Bank prevails against the other Bank in any legal action concerning any provision of this Agreement, the prevailing Bank shall be entitled to receive from such other bank its costs of suit, including reasonable attorneys' fees, in addition to all other recovery or relief to which the prevailing Bank may be entitled.

8. Modifications. This Agreement may be modified only by an agreement in writing executed by each of the Banks and consented to by Borrower.

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9. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of California.

10. Severability. The invalidity of unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

11. Representations and Warranties. Each Bank represents and warrants to the other Bank that this Agreement has been duly authorized by such Bank and constitutes the valid, binding, enforceable obligations of such Bank, enforceable in accordance with its terms.

12. Counterparts. This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute but one and the same Agreement.

13. Cancellation of Prior Agreement. As of the date first written above, this Agreement cancels and supersedes that certain Intercreditor Agreement among Bank of America National Trust and Savings Association, and CoBank, ACB dated as of April 24, 1992.

      IN WITNESS WHEREOF, Bank of the West and CaBank, ACB have executed this Agreement as of the day and year first written above.

BANK OF THE WEST                                  CoBank, ACB

By: /s/ Dean Cardoza                        By: /s/ Edward H. Nishio
   ------------------------                    -------------------------------
Typed Name: Dean Cardoza                          Typed Name: Edward H. Nishio

Title: Vice President                             Title: Vice President

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                                     CONSENT

      The undersigned, DIAMOND WALNUT GROWERS, INC., hereby consents to the foregoing Intercreditor Agreement and all terms and conditions set forth herein, and further agrees that the undersigned shall be bound by all such terms and conditions to the extent they affect the undersigned.

      IN WITNESS WHEREOF, the undersigned has executed this Consent as of September 11, 2002.

                                                 DIAMOND WALNUT GROWERS, INC.

                                                 By: /s/ Michael P. Riley
                                                    ----------------------------
                                                 Typed Name: Michael P. Riley

                                                 Title: V.P. - C.F.O.

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